Exhibit 10.26

WAIVER, AMENDMENT AND AGREEMENT

This WAIVER, AMENDMENT AND AGREEMENT, dated as of June 11, 2021 (this “Agreement”), is made by and among PEAR THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower, and PERCEPTIVE CREDIT HOLDINGS III, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as the Majority Lender.

RECITALS

WHEREAS, reference is made to the Credit Agreement and Guaranty, dated as of June 30, 2020, among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as subsequently amended, supplemented or otherwise modified, from time to time, including pursuant to this Agreement, the “Credit Agreement”);

WHEREAS, pursuant to Section 10.02 of the Credit Agreement (the “Minimum Revenue Covenant”), as of each Calculation Date, the Borrower is required to have received Revenue for the period of twelve (12) consecutive calendar months ended immediately prior to such Calculation Date in an aggregate amount not less than the corresponding amount set forth opposite such Calculation Date in Section 10.02 of the Credit Agreement;

WHEREAS, pursuant to Section 8.01(b) of the Credit Agreement, the Borrower is required within forty-five (45) days after the end of a fiscal quarter to provide (i) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and (ii) the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each such quarter (the “Quarterly Financial Statements”);

WHEREAS, pursuant to Section 8.01(c) of the Credit Agreement, the Borrower is required within one hundred and twenty (120) days after the end of each fiscal year to provide (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and (ii) the related audited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year (the “Annual Financial Statements”);

WHEREAS, on the terms and subject to the conditions set forth herein, the Borrower has requested, among other things, that the Administrative Agent and the Majority Lenders (i) waive compliance with the Minimum Revenue Covenant during the period commencing on the date hereof and ending on (and including) September 30, 2022 (the “Waiver Period”); (ii) amend certain terms of the Credit Agreement; (iii) waive the requirements set forth in Section 8.01(b) with respect to the Quarterly Financial Statements for Q1 2021 until June 30, 2021; and (iv) waive the requirements set forth in Section 8.01(c) with respect to the Annual Financial Statements for 2020 until June 30, 2021;

WHEREAS, the Administrative Agent and the Majority Lenders are willing to do so on the terms and subject to the conditions set forth herein; and

WHEREAS, the Lender party hereto constitutes the Majority Lenders.

NOW, THEREFORE, for good and valuable consideration (including the Borrower’s covenants and agreements set forth in Section 1.04 below), the parties hereto hereby agree as follows:

ARTICLE I

WAIVER, AMENDMENT AND AGREEMENT

Section 1.01. Defined Terms. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement (including the preambles and recitals hereto and hereof) shall have the meanings ascribed to such terms in the Credit Agreement; provided that capitalized terms used in Section 1.04 below (to the extent not otherwise defined herein or in the Credit Agreement) shall have the meanings ascribed to such terms in the Warrant Certificates delivered in connection with the Credit Agreement.

Section 1.02. Waiver. Effective as of the Effective Date, the Administrative Agent and the Majority Lenders hereby agree to waive (i) compliance with the Minimum Revenue Covenant during (but only during) the Waiver Period (inclusive of the last day of the Waiver Period); (ii) the requirements set forth in Section 8.01(b) with respect to the Quarterly Financial Statements for Q1 2021 until June 30, 2021; and (iii) the requirements set forth in Section 8.01(c) with respect to the Annual Financial Statements for 2020 until June 30, 2021. The Borrower acknowledges that failure to deliver the Quarterly Financial Statements or the Annual Financial Statements by June 30, 2021 shall constitute a Default pursuant to Section 11.01(d) of the Credit Agreement.

Section 1.03. Amendment to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is amended so that the definitions of “Public Offering” and “Qualified IPO” are each amended and restated in its entirety to read as follows:

“Public Offering” means, with respect to any Person, (i) any sale of Equity Interests of such Person pursuant to an offering that is underwritten on a firm commitment basis by a nationally recognized investment banking firm or (ii) the consummation of a SPAC Transaction, in each case, as a result of which, such Person becomes subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act immediately following such offering.

“Qualified IPO” means (i) an initial Public Offering by the Borrower of Equity Interests having ordinary voting rights (or equivalent) or (ii) a SPAC Transaction which (x) in each case results in such Equity Interests being listed on either the New York Stock Exchange or the NASDAQ National Market and (y) in the case of an initial Public Offering, results in the receipt by the Borrower of gross proceeds from such offering that equal or exceed $50,000,000.

(b) Section 1.10 of the Credit Agreement is amended by adding a new definition of “SPAC Transaction” in the appropriate alphabetical order:

“SPAC Transaction” means a transaction that results in (i) the Acquisition of the Borrower, directly or indirectly, by another Person (x) that is (or is under common Control with) a “special purpose acquisition company” (or equivalent) and (y) that is (or such commonly Controlled Person is) subject to the reporting requirements of the Exchange Act (such Person or such commonly Controlled Person, as the case may be, being herein collectively referred to as a “SPAC”), and (ii) the common Equity Interests of the Borrower or the SPAC being listed on the New York Stock Exchange or the NASDAQ National Market.

(c) Section 10.03 of the Credit Agreement is amended and restated in its entirety to read as follows:

10.03 Required Equity Raise. On or prior to December 31, 2020, the Borrower shall have consummated the issuance and sale of its Series D preferred stock resulting in gross proceeds to the Borrower of at least $50,000,000. In addition to the Equity Interest issuance and sale described in the immediately preceding sentence, on or prior to December 31, 2021, the Borrower shall have consummated the issuance and sale of its Qualified Equity Interests (including through a Public Offering) resulting in gross proceeds to the Borrower of at least $100,000,000. Promptly after the consummation of any such issuance and sale, the Borrower shall deliver to the Administrative Agent, (x) true and complete copies of all agreements (including amendments to Organic Documents) entered into in connection therewith, (y) evidence that the Borrower has consummated such issuance and sale pursuant to such agreements, and (z) evidence that all necessary corporate actions, including approval by the Borrower’s Board and by all necessary holders of Equity Interests, have been obtained in connection with the foregoing clauses (x) and (y), in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Section 1.04. SPAC Transaction and Conditional Exercise of Warrant Certificates. The Borrower acknowledges and agrees that in the event the Borrower enters into a business combination agreement to consummate a SPAC Transaction (as defined in the Credit Agreement, as amended hereby), the holder(s) of the Warrant Certificates issued in connection with the Credit Agreement shall elect to conditionally exercise such Warrant Certificates, as permitted pursuant to Section 3(i) thereof, thereby making such exercise conditional upon the completion and consummation of the SPAC Transaction (such a conditional exercise is herein referred to as a “SPAC Conditional Exercise”). The Borrower further agrees that, in connection with any such SPAC Conditional Exercise, and as permitted pursuant to Section 3(b) of the Warrant Certificates, such holder(s) may elect to pay all or a portion of the Aggregate Exercise Price associated with such exercise by way of the Cashless Exercise method. In the event any holder elects to use such Cashless Exercise method in connection with a SPAC Conditional Exercise, the Borrower further covenants and agrees that, any term or provision of any Warrant Certificate to the contrary notwithstanding, for purposes of determining the number of Warrant Shares to be withheld by the Company (pursuant to Section 3(b)(ii) of the Warrant Certificates) as payment of the Aggregate Exercise Price pursuant to a Cashless Exercise, per share Fair Market Value of Warrant Shares (after giving effect to all issuances, conversions, exchanges, stock splits and other adjustments of Equity Interests required to be made pursuant to the terms of the Warrant Certificates, the Series C Preferred Stock and the terms of the SPAC Transaction on or before the Exercise Date) shall be deemed to be the Announcement Date Price (defined below), notwithstanding that the Exercise Date for the SPAC Conditional Exercise shall be the date of completion and consummation of the SPAC Transaction. “Announcement Date Price” means the closing per share trading price of the SPAC Shares (defined below) on the date the SPAC Transaction is publicly announced by the Borrower or the SPAC (as defined in the Credit Agreement, as amended hereby), without regard to the VWAP; provided that if such date of announcement is not a trading day on the SPAC’s Trading Market then the Announcement Date Price shall be the closing per share trading price of the SPAC Shares on the next occurring trading day. “SPAC Shares” means the common Equity Interests of the SPAC that are listed on either the New York Stock Exchange or the NASDAQ National Market. The Borrower further agrees that, in connection with a SPAC Conditional Exercise, it shall file (or cause to be filed) in connection with such transaction a registration statement with the SEC on Form S-3 (or, if the Person required to make SEC-related filings in connection with the SPAC Transaction is ineligible to use such form, such form of registration statement that such Person is eligible to use) for the registration of the resale of the Warrant Shares (or other Equity Interests into which the Warrant Shares are converted, exchanged or otherwise substituted) issued to the Holder pursuant to such SPAC Conditional Exercise (the “Resale Registration Statement”) no later than thirty (30) calendar days after the consummation of such SPAC Transaction and use its reasonable best efforts to cause such Resale Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. The Borrower further agrees to maintain (or cause the maintenance of) the effectiveness of such Resale Registration Statement for at least one year from the date of consummation of such SPAC Transaction.

Section 1.05. No Other Waivers, Amendments or other Modifications Implied or Intended. Any term or provision hereof to the contrary notwithstanding, the waivers, amendments and other modification contemplated hereby relate solely to the specific sections or provisions of the Credit Agreement and the Warrant Certificates expressly referenced herein and relate solely to the periods or transactions expressly referenced herein, and no other or additional waiver, amendment or other modification is made, implied or intended to be made with respect to any other term or provision of any Loan Document, or any Obligation of any Obligor or any rights or remedies of any Secured Party under any Loan Document (including rights of any holder of a Warrant Certificate pursuant to Section 10 thereof), whether now existing or occurring in the future (including any future Default with respect to the Minimum Revenue Covenant or the covenants set forth in Section 8.01(b) and (c) of the Credit Agreement), including, but not limited to, the right to declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be immediately due and payable, imposing a default rate of interest in respect of the Obligations in accordance with Section 3.02(b) of the Credit Agreement or pursuing any or all other rights and remedies available to any Secured Party as a secured party under the UCC, the Security Documents or any other Loan Document.

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01. Conditions to Effectiveness of this Agreement. The waivers and amendments set forth in this Agreement shall become effective upon the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “Effective Date”):

(a) Executed Agreement. The Administrative Agent shall have received a copy of this Agreement duly executed by each Obligor, the Lenders and the Administrative Agent.

(b) Effective Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Effective Date and duly executed and delivered by a Responsible Officer of the Borrower (the “Effective Date Certificate”), which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall, among other things, represent and warrant that the statements made therein are true and correct as of such date. The statements contained in the Effective Date Certificate shall include, among others, that (i) the statements, representations and warranties set forth in Article III of this Agreement are true and correct, (ii) prior to the Effective Date, no Default or Event of Default under any Loan Document had occurred and was continuing, (iii) after giving effect to the Effective Date, no Default or event of Default under any Loan Document shall occur as a result of any such transactions, and (iv) all of the conditions set forth in this Section 2.01 have been satisfied.

(c) Costs and Expenses, etc. The Agent shall have received all fees, costs and expenses due and payable pursuant to Section 14.03 of the Credit Agreement (including without limitation the reasonable fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent, which have been invoiced prior to the Effective Date), together with any other fees separately agreed to by the Borrower and the Agent and the Lenders.

(d) Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be reasonably satisfactory in form and substance to the Agent and its counsel, and the Agent and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Agent or its counsel shall have reasonably requested.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties. To induce the Administrative Agent and the Lender to enter into this Agreement, each Obligor party hereto represents and warrants to the Administrative Agent and each Lender as set forth below.

(a) Validity, etc. This Agreement and each Loan Document (after giving effect to this Agreement on the Effective Date) each constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to this Agreement on the Effective Date, the following statements shall be true and correct:

(i) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct; and

(ii) the representations and warranties set forth in the Credit Agreement and each other Loan Document that are not qualified by materiality, Material Adverse Effect or the like are, in each case, true and correct in all material respects.

(c) Authorizations and Approvals. No authorization or approval or other action by, and no notice or filing with, any Governmental Authority or any other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the due execution and delivery of this Agreement and performance of this Agreement and the Credit Agreement (as amended hereby) by any Obligor party to this Agreement.

(d) No Defaults. No Default or Event of Default shall have occurred and be continuing.

ARTICLE IV

CONFIRMATION AND COVENANTS

Section 4.01. Reaffirmation. Each Obligor hereby consents to the waiver, amendment and other agreements to the Credit Agreement and other Loan Documents contemplated pursuant to this Agreement and hereby agrees that, after giving effect to this Agreement on the Effective Date, the Credit Agreement and each other Loan Document, including all Warrant Certificates, and all Obligations thereunder (including the guarantees made pursuant to any Guaranty), are and shall continue to be in full force and effect and the same are hereby ratified in all respects, except that upon the occurrence of the Effective Date, all references in such Loan Documents to the “Credit Agreement”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Loan Documents, as amended or otherwise modified by this Agreement. Each Obligor further consents and agrees that, notwithstanding the effectiveness of this Agreement, all Liens and security interests granted and created under or pursuant to any Loan Document shall continue to be valid and perfected to the same extent as immediately prior to the Effective Date.

Section 4.02. Validity, etc. Each Obligor hereby represents and warrants, that immediately after giving effect to this Agreement on the Effective Date, each Loan Document to which it is a party continues to be a legal, valid and binding obligation of such Obligor, enforceable against such Person in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

ARTICLE V

MISCELLANEOUS

Section 5.01. Miscellaneous, etc. In addition to the foregoing, the parties hereto agree as follows:

(a) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(b) Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, written or oral, with respect thereto.

(c) Cross-References; Headings. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

(d) Loan Document Pursuant to Credit Agreement. This Agreement shall constitute a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, including Article XIV thereof and all rules of interpretation set forth in Article I thereof. The failure of any Obligor to perform its obligations hereunder shall constitute a Default pursuant to Section 11.01(d) of the Credit Agreement.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Counterparts, Electronic Signatures, etc. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile transmission or PDF format signature) hereto or to any other certificate, agreement or document related to the transactions contemplated hereby, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

(g) Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

PEAR THERAPEUTICS, INC.

By	/s/ Chris Guiffre
Name: Christopher Guiffre
Title: CFO & COO

ADMINISTRATIVE AGENT AND LENDER:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager